Filed pursuant to Rule 424(b)(5)
Registration No. 333-239529

Prospectus Supplement

(To Prospectus Dated July 13, 2020)

$100,000,000

 4.750% Senior Notes due 2025

We are offering $100,000,000 principal amount of 4.750% Senior Notes due 2025, or the Senior Notes. The Senior Notes will mature on August 15, 2025 and bear interest at 4.750% per annum, payable semi-annually in arrears on March 15  and September 15 of each year, commencing March 15, 2021. The Senior Notes will be redeemable in whole or in part by us on or after the 30th day prior to the maturity date at 100% of the principal amount of the Senior Notes (par), plus accrued and unpaid interest thereon to but excluding the date of redemption. We will provide 10 to 60 calendar days’ notice of the redemption to the registered holders of the Senior Notes. There is no sinking fund for the Senior Notes.

The Senior Notes will rank equally with all of our other existing and future senior unsecured indebtedness.

See “Risk Factors” on page S-3 to read about important factors you should consider before buying the Senior Notes. The Senior Notes are not deposits of a bank and are not insured by the United States Federal Deposit Insurance Corporation or any other insurer or government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds to Us Before Expenses
Per Senior Note	100.0%	1.5%	98.5%
Total	$100,000,000	$1,500,000	$98,500,000

(1)	Plus accrued interest, if any, from the original issue date.

The Senior Notes will not be listed on any securities exchange. Currently, there is no public trading market for the Senior Notes.

The underwriters expect to deliver the Senior Notes to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, on or about August 13, 2020.

Joint Book Running Managers

Co-Manager

The date of this prospectus supplement is August 10, 2020

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Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both the prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, together with any free writing prospectus or other offering material used in connection with this offering. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters have authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of such documents or as of the dates specified for such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references to “Bancorp,” “TBBK,” the “Company,” “we,” “our” and “us” and similar terms mean The Bancorp, Inc. and its subsidiaries.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the Senior Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (“Securities Act”), with respect to the Senior Notes offered by this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus supplement, reference is made to the registration statement. Statements contained or incorporated by reference in this prospectus supplement concerning the provisions of certain documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.thebancorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. Unless specifically listed under “Incorporation of Documents by Reference” below, the information contained on our website or the SEC website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;
•	the portions of our definitive proxy statement on Schedule 14A, filed on March 24, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;
•	our Current Reports on Form 8-K filed on April 29, 2020, May 14, 2020, May 15, 2020 and August 5, 2020.

We are also incorporating by reference in this prospectus supplement all other documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination or completion of any offering of Senior Notes under this prospectus supplement.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus supplement (other than exhibits to those documents unless they are specifically incorporated by reference in those documents). Requests should be directed to:

The Bancorp, Inc.

409 Silverside Road

Wilmington, DE 19809

(302) 385-5000

Attn: Secretary

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FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may make statements regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset quality levels, financial position and other matters regarding or affecting our current or future business and operations. These statements can be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve various assumptions, risks and uncertainties which can change over time. Actual results or future events may be different from those anticipated in our forward-looking statements and may not align with historical performance and events. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance upon such statements. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. We do not assume any duty to update forward-looking statements, except as required by federal securities laws.

The novel coronavirus disease, or COVID-19, pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. The following additional factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	an inconsistent recovery from an extended period of weak economic and slow growth conditions in the U.S. economy have had, and may in the future have, significant adverse effects on our assets and operating results, including increases in payment defaults and other credit risks, decreases in the fair value of some assets and increases in our provision for loan losses;
•	weak economic and credit market conditions may result in a reduction in our capital base, reducing our ability to maintain deposits at current levels;
•	operating costs may increase;
•	adverse governmental or regulatory policies may be promulgated;
•	management and other key personnel may be lost;
•	competition may increase;
•	the costs of our interest bearing liabilities, principally deposits, may increase relative to the interest received on our interest bearing assets, principally loans, thereby decreasing our net interest income;
•	loan and investment yields may decrease resulting in a lower net interest margin;
•	possible geographic concentration could result in our loan portfolio being adversely affected by economic factors unique to the geographic area and not reflected in other regions of the country;
•	the market value of real estate that secures certain of our loans, principally loans we originate for sale into secondary markets, Small Business Administration loans under the 504 Fixed Asset Financing Program and our discontinued commercial loan portfolio, has been, and may continue to be, adversely affected by recent economic and market conditions, and may be affected by other conditions outside of our control such as lack of demand for real estate of the type securing our loans, natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, occupancy rates and other similar factors;
•	we must satisfy our regulators with respect to Bank Secrecy Act, anti-money laundering and other regulatory mandates to prevent additional restrictions on adding customers and to remove current restrictions on adding certain customers;
•	the impact on our financial condition, results of operations, financial disclosures and future business strategies related to the upcoming implementation of the new FASB Accounting Standards Update 2016-13 Financial Instruments—Credit Losses commonly referred to as the “current expected credit loss” standard, or CECL;

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•	the loans from our discontinued operations are now held-for-sale and were marked to fair value based on various internal and external inputs; however, the actual sales price could differ from those third-party fair values. The reinvestment rate for the proceeds of those sales in investment securities depends on future market interest rates; and
•	we may not be able to sustain our historical growth rate in our loan, prepaid and debit card and other lines of business.

The factors identified in this section are not exclusive and are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. See “Risk Factors” below, in our Annual Report on Form 10-K (including MD&A section) for the year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are hereby incorporated by reference into this prospectus supplement, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

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SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and does not contain all the information you should consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus or other offering material and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should give particular consideration to the “Risk Factors” sections of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, to determine whether an investment in the Senior Notes is appropriate for you. In addition, certain statements in this “Summary” section include forward-looking information that involves risks and uncertainties. See “Forward-Looking Information.”

Our Company

We are a Delaware financial holding company and our primary subsidiary is The Bancorp Bank, which we wholly own and which we refer to as the Bank.  The vast majority of our revenue and income is generated through the Bank.  In our continuing operations, we have four primary lines of specialty lending: securities-backed lines of credit (SBLOC) and insurance policy cash value-backed lines of credit (IBLOC), leasing (direct lease financing), small business loans (SBL) and loans generated for sale into capital markets through commercial loan securitizations and other sales (CMBS).  SBL are comprised primarily of Small Business Administration (SBA) loans. SBLOCs and IBLOCs are loans which are generated through institutional banking affinity groups and are respectively collateralized by marketable securities and the cash value of insurance policies. SBLOCs are typically offered in conjunction with brokerage accounts and are offered nationally.  Vehicle fleet and other equipment leases are generated in a number of Atlantic Coast and other states.  SBL loans and commercial loans generated for sale are made nationally.  At June 30, 2020, SBLOC and IBLOC, leasing (direct lease financing), SBL and loans for sale in secondary markets respectively totaled $1.29 billion, $422.5 million, $809.3 million (including SBL loans held-for-sale) and $1.58 billion (excluding SBL loans held-for-sale), respectively, and comprised approximately 31%, 10%, 20% and 38% of our loan portfolio and commercial loans held-for-sale.  Our investment portfolio amounted to $1.32 billion at June 30, 2020.

The majority of our deposits and non-interest income are generated in our payments business line which consists of consumer deposit accounts accessed by prepaid or debit cards, or issuing, automated clearing house, or ACH accounts and the collection of payments through credit card companies on behalf of merchants.  The issuing deposit accounts are comprised of debit and prepaid card accounts that are generated with the assistance of independent companies that market directly to end users.  Our issuing deposit account types are diverse and include: consumer and business debit, general purpose reloadable prepaid, pre-tax medical spending benefit, payroll, gift, government, corporate incentive, reward, business payment accounts and others.  Our ACH accounts facilitate  bill payments and our acquiring accounts provide clearing and settlement services for payments made to merchants which must be settled through associations such as Visa or MasterCard.  We also provide banking services to organizations with a pre-existing customer base tailored to support or complement the services provided by these organizations to their customers.  These services include loan and deposit accounts for investment advisory companies through our institutional banking department.  We typically provide these services under the name and through the facilities of each organization with whom we develop a relationship.  We refer to this, generally, as affinity banking.

Our principal executive offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000.  Our web address is www.thebancorp.com.   The information on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

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THE OFFERING

The following description contains basic information about the Senior Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Senior Notes. For a more complete understanding of the Senior Notes, you should read the section of this prospectus supplement entitled “Description of the Senior Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities.” To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information and the information in “Description of the Senior Notes.”

Issuer	The Bancorp, Inc.
Securities Offered	4.750% Senior Notes due 2025
Aggregate Principal Amount	$100,000,000
Maturity Date	August 15, 2025
Interest Rate	4.750% annually.
Interest Payment Dates	Each March 15 and September 15, commencing March 15, 2021
Record Dates	Each March 1 and September 1
Form	Fully-registered global notes in book-entry form
Denominations	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof
Further Issuance	The Senior Notes will be limited initially to $100,000,000 in aggregate principal amount. The Company may, however, “reopen” the Senior Notes and issue an unlimited principal amount of additional Senior Notes in the future without the consent of the holders.
Use of Proceeds	We estimate that the net proceeds from the sale of the Senior Notes offered hereby, after deducting the underwriting discounts and certain offering expenses, will be approximately $98.3 million. We intend to use the net proceeds from the sale of the Senior Notes for general corporate purposes, which may include capital to support the growth of The Bancorp Bank.
Optional Redemption	The Senior Notes will be redeemable in whole or in part by us on or after the 30th day prior to the maturity date at 100% of the principal amount of the Senior Notes (par), plus accrued and unpaid interest thereon to but excluding the date of redemption. We will provide 10 to 60 calendar days’ notice of redemption to the registered holders of the Senior Notes.
Risk Factors	Investing in the Senior Notes involves certain risks. See page S-3.
Ranking	The Senior Notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.

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RISK FACTORS

Investing in the Senior Notes involves various risks. You should carefully consider the risks and uncertainties described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the Senior Notes. Our future business, results of operations, financial condition, capital levels, liquidity and cash flows could be materially and adversely affected by any of these risks. These risks are not the only risks that we face. Our business operations could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations. See also the discussion under the heading “Forward-Looking Information.” For purposes of this section, references to “Bancorp,” the “Company,” “we,” “us” or “our” include only The Bancorp, Inc. and not any of its subsidiaries. The Indenture referred to below is described in “Description of the Senior Notes.”

The Senior Notes will be our obligations and not obligations of our subsidiaries and will be structurally subordinated to the debt of our subsidiaries, which will not guarantee the Senior Notes.

We are a holding company and depend on our subsidiary bank for funds to pay principal and interest on the Senior Notes. The Senior Notes are not guaranteed by our subsidiary and will be structurally subordinated to all existing and future liabilities of our subsidiary, or any future subsidiaries, owed to third parties, including the bank deposits of our subsidiary bank. Therefore, our rights and the rights of our creditors, including holders of the Senior Notes, to participate in the assets of our subsidiaries in the event a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s other creditors. As a result, all indebtedness and other liabilities of our subsidiaries owed to third parties, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation, insolvency, bankruptcy, receivership or similar event affecting our subsidiaries, to us in order for us to meet our obligations with respect to the Senior Notes.

As of June 30, 2020, our subsidiary’s total borrowings (including deposits) were approximately $5.68 billion. Our subsidiary will incur additional deposits, indebtedness and liabilities without restriction under the Indenture governing the Senior Notes, all of which will be structurally senior to the Senior Notes.

We are a legal entity separate and distinct from our banking subsidiary, and will rely on such subsidiary to provide funds to pay the Senior Notes.

Our principal source of cash, including cash to pay dividends to our shareholders and to pay principal and interest on our indebtedness, is dividends from our banking subsidiary, The Bancorp Bank. There are various statutory, regulatory and other limitations on the extent to which the Bank can supply funds to us by dividend or otherwise. Although we maintain cash positions for liquidity at the holding company level, if the Bank was unable to pay dividends to us, over time, we could be unable to pay principal and interest to holders of the Senior Notes. Contractual or other restrictions may also limit our subsidiary’s ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flow of our subsidiary to make payments on the Senior Notes.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Senior Notes, to participate in the assets of our subsidiary, or any future subsidiaries, during their liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to our banking subsidiary would be subordinate in right of payment to deposits and to other indebtedness of the banking subsidiary. Claims from creditors (other than us) against the subsidiary may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The Senior Notes are not obligations of, nor guaranteed by, our subsidiary and our subsidiary has no obligation to pay any amounts due on the Senior Notes. The Indenture relating to the Senior Notes does not limit the ability of our subsidiary to issue or incur additional debt.

At June 30, 2020, the Bank could legally pay up to $25.8 million in dividends to us without prior approval by its regulators. See “Business – Regulation Under Banking Law – Federal Regulation – Regulatory Restrictions on

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Dividends” and “Risk Factors – The Bank’s ability to pay dividends is subject to regulatory limitations which, to the extent we require such dividends in the future, may affect our ability to pay our obligations and pay dividends” in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of regulatory and other restrictions on dividend declarations.

The Indenture governing the Senior Notes has limited covenants, which may not protect your investment.

Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the Indenture pursuant to which we will issue the Senior Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Senior Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the Indenture from granting security interests over our assets, except to the extent described under “Description of the Senior Notes—Consolidation, Merger, Conveyance or Transfer of Assets” and “—Certain Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the Senior Notes—Consolidation, Merger, Conveyance or Transfer of Assets” and “—Certain Covenants” included in this prospectus supplement.

If an active and liquid trading market for the Senior Notes does not develop or does not continue, the market price of the Senior Notes may decline and you may be unable to sell your Senior Notes.

The Senior Notes are a new issue of securities for which there is currently no public market. We do not intend to list the Senior Notes on any national securities exchange or include the Senior Notes in any automated quotation system. An active trading market may not develop or be maintained for the Senior Notes. Although the underwriters have indicated that they intend to make a secondary market in the Senior Notes, they are not obligated to do so and may, in their sole discretion without notice, discontinue market making activities at any time, which could negatively impact your ability to sell the Senior Notes or the prevailing market price at the time you choose to sell. Even if a trading market for the Senior Notes develops, the market may be limited and illiquid. The liquidity of a trading market in the Senior Notes, if any, and the future trading prices of the Senior Notes will depend on many factors, including the prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, liquidity, creditworthiness, performance and prospects, including whether we have missed any interest payments or are restricted from paying interest on the Senior Notes by our regulators. If an active trading market does not develop or does not continue, you may be unable to resell your Senior Notes or may only be able to sell them at a substantial discount from your purchase price.

General market conditions and unpredictable factors could adversely affect market prices for the Senior Notes.

If you purchase Senior Notes, the Senior Notes may subsequently trade at a discount to the price that you paid for them. Several factors, many of which are beyond our control, may influence the market price of the Senior Notes, including, but not limited to:

•	the aggregate amount of Senior Notes outstanding;
•	the level of liquidity of the Senior Notes;
•	the time remaining to maturity of the Senior Notes;
•	whether interest payments have been made and are likely to be made on the Senior Notes from time to time;
•	our creditworthiness, financial condition, liquidity, performance and prospects;
•	changes in United States interest rates;
•	whether the ratings on the Senior Notes provided by any ratings agency have changed;
•	the market for similar securities;
•	the prevailing interest rates being paid by other companies similar to us;

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•	the level, direction and volatility of market interest rates generally, and inflation and inflation expectations generally; and
•	the overall condition of the financial markets.

As these factors are interrelated in complex ways, the effect of any one factor may be offset, in whole or in part, or magnified by the effect of another factor. For example, an improvement in our credit rating could be offset by increases in interest rates. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Senior Notes.

Our credit rating may not reflect all risks of an investment in the Senior Notes.

Any credit rating assigned to the Senior Notes will be limited in scope and does not address or reflect all material risks relating to an investment in the Senior Notes, but rather reflects only the view of the rating agency at the time it issues the rating. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. Credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Senior Notes, based on their overall view of our industry. Accordingly, there can be no assurance that a credit rating will remain in effect for any given period of time or that a rating will not be put on watch with negative implications, lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any securities, including the Senior Notes, and may be revised or withdrawn at any time by the credit rating organization in its sole discretion. A downgrade, withdrawal or the announcement of a possible downgrade or withdrawal in a rating assigned to, or a “watch” or similar action with respect to, the Senior Notes, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of our securities to decline significantly, impact access to capital markets and/or increase the cost of debt, thereby adversely affecting liquidity and financial conditions. Conversely, because your return on the Senior Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit rating will not necessarily reduce the other investment risks related to the Senior Notes.

The Senior Notes are not deposits and will not be insured or guaranteed by the FDIC.

The Senior Notes will not be bank deposits and will not be insured or guaranteed by the FDIC or any other governmental agency.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Senior Notes offered hereby, after deducting the underwriting discounts and certain offering expenses, will be approximately $98.3 million. We intend to use the net proceeds from the sale of the Senior Notes for general corporate purposes, which may include capital to support the growth of The Bancorp Bank.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2020:

•	on an actual basis; and

•	on an as adjusted basis to reflect the issuance and sale of the Senior Notes, after deducting the underwriting discounts and certain estimated offering expenses payable by us.

The following information should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.”

	As of June 30, 2020
	(dollars in thousands)
	Actual	As adjusted
Cash and cash equivalents	$480,721	$579,021

Securities sold under agreements to repurchase	$42	$42
Subordinated debentures	13,401	13,401
Long-term borrowings (1)	40,639	40,639
Notes offered hereby		100,000
Total borrowed funds	54,082	154,082
Shareholders' equity
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,555,308 and 56,940,521 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	57,555	57,555
Treasury stock, at cost (100,000 shares)	(866)	(866)
Additional paid-in capital	374,578	374,578
Retained earnings	81,028	81,028
Accumulated other comprehensive income	20,784	20,784
Total shareholders' equity	$533,079	$533,079
Total capitalization	$587,161	$687,161

____________

(1)	Long term borrowings at June 30, 2020 consisted of sold loans which were accounted for as a secured borrowing because they did not qualify for true sale accounting.

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DESCRIPTION OF THE SENIOR NOTES

The Senior Notes offered by this prospectus supplement will be issued by Bancorp under an indenture to be dated as of August 13, 2020 (the “Base Indenture”), as supplemented by a first supplemental indenture to be dated as of August 13, 2020, between us and Wilmington Trust, National Association, as trustee (the “Trustee”). We refer to the Base Indenture, together with the first supplemental indenture, as the “Indenture.” The following description of the Senior Notes and the Indenture may not be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Senior Notes and the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read these documents because they, and not this description, define your rights as a holder of the Senior Notes. For purposes of this section, references to “Bancorp,” the “Company,” “we,” “us” or “our” include only The Bancorp, Inc. and not any of its subsidiaries.

General

The Senior Notes issued in this offering initially will be limited to $100,000,000  principal amount. The Senior Notes will mature on August 15, 2025. The Senior Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund. The Senior Notes are not convertible into, or exchangeable for, equity securities of Bancorp. The Senior Notes will be issued in fully registered book-entry form without coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the Senior Notes on any securities exchange.

The Senior Notes will be unsecured and unsubordinated and will rank equally in priority among themselves and with all of our other existing and future unsecured and unsubordinated indebtedness, and senior in right of payment to all of our existing and future subordinated indebtedness. As of June 30, 2020, the Company did not have any outstanding senior unsecured indebtedness. Bancorp may from time to time, without notice or consent of the holders of the Senior Notes, incur additional secured or unsecured senior indebtedness ranking equally with the Senior Notes, as well as additional subordinated indebtedness ranking junior to the Senior Notes.

The Senior Notes will be our exclusive obligation and not the obligations of our subsidiaries. Our subsidiaries are separate and distinct legal entities. The Senior Notes will not be guaranteed by any of our subsidiaries. Our subsidiaries may, without notice or consent of the holders of the Senior Notes, incur additional debt or liabilities in the future, all of which would rank structurally senior to the Senior Notes.

The Senior Notes will be subject to defeasance under the conditions described below in “—Discharge, Defeasance and Covenant Defeasance.”

The Senior Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve or any other governmental agency or instrumentality.

We may, without the consent of the holders of the Senior Notes, increase the aggregate principal amount of the Senior Notes by issuing additional Senior Notes in the future with the same terms and conditions, except for any differences in the issue date, the issue price and the initial interest payment date, and with the same CUSIP number as the Senior Notes offered by this prospectus supplement; provided that if any additional Senior Notes are not fungible with the Senior Notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional Senior Notes will be issued under a separate CUSIP number. The Senior Notes offered by this prospectus supplement and any additional Senior Notes would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

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The Indenture contains no financial covenants and, subject to certain limited exceptions, does not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing or redeeming other securities, and does not contain any provision that would provide protection to the holders of the Senior Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality, except to the extent described under “Description of the Senior Notes— Consolidation, Merger, Conveyance or Transfer of Assets” and “—Certain Covenants” included in this prospectus supplement. No recourse will be available for the payment of principal of, or interest on, any Senior Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer or director, as such past, present or future, of Bancorp or any successor entity.

Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company (“DTC”).

Interest

The Senior Notes will bear interest at the rate of 4.750% per annum. Interest on the Senior Notes will accrue from and including August 13, 2020 and will be payable semi-annually in arrears on March 15 and September 15 of each year (each an “interest payment date”), commencing on March 15, 2021. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the Senior Notes will accrue from and including August 13, 2020 to, but excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the Senior Notes. If an interest payment date or the maturity date for the Senior Notes falls on a day that is not a business day, Bancorp will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Senior Notes will not be entitled to any further interest or other payments with respect to such postponements.

When we use the term “business day”, we mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in a place of payment for the Senior Notes, or the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to close. The interest payable on the Senior Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Senior Notes are registered at the close of business on March 1 and September 1, whether or not a business day, immediately preceding the interest payment date. However, interest that Bancorp pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC in the event the Senior Notes are represented by global notes or at the office of the paying agent for the Senior Notes or, at Bancorp’s option in the event the Senior Notes are not represented by global notes (as described below), by check mailed to the address of the person specified for payment in the preceding sentences.

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Ranking

The Senior Notes will be unsecured and unsubordinated and will rank equally in priority among themselves and with all of our other existing and future unsecured and unsubordinated indebtedness, and senior in right of payment to all of our existing and future subordinated indebtedness. The Senior Notes will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of Senior Notes to benefit indirectly from such distribution, is subject to prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. There are legal limitations on the extent to which some of our subsidiaries, including the Bank, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations on the Senior Notes, whether by dividends, distributions, loans or other payments. Our subsidiaries may, without notice or consent of the holders of the Senior Notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the Senior Notes. As of June 30, 2020, our subsidiaries’ total borrowings (including deposits) were approximately $5.68 billion. All of such debt would rank structurally senior to the notes in case of liquidation or otherwise.

Optional Redemption

The Senior Notes will be redeemable in whole or in part by us on or after the 30th day prior to the maturity date at 100% of the principal amount of the Senior Notes (par), plus accrued and unpaid interest thereon to but excluding the date of redemption. We will provide 10 to 60 calendar days’ notice of the redemption to the registered holders of the Senior Notes. Other than as set forth in this paragraph, the Senior Notes are not redeemable prior to maturity.

Consolidation, Merger, Conveyance or Transfer of Assets

We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation, trust or other entity, provided that:

•	we are the survivor in the merger, or the survivor, if not us, (1) is a Person organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the outstanding Senior Notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the Indenture;
•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, no Event of Default (as defined below) under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

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•	if, as a result of the transaction, our property or assets would be subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted under the Indenture, we or such successor person, as the case may be, shall take steps to secure the Senior Notes equally and ratably with all indebtedness secured in the transaction; and
•	we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer of our properties and assets complies with the Indenture and that all conditions precedent to such consolidation, merger or transfer of properties and assets (and the execution of such supplemental indenture, if any) have been complied with.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the Indenture and the Senior Notes.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our properties and assets. There are no covenants or other provisions in the Indenture providing for a put or increased interest or that would otherwise afford holders of the Senior Notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

Certain Covenants

Sale or Issuance of Capital Stock in Principal Subsidiary Bank. We will not be permitted, pursuant to the covenants in the Indenture, directly or indirectly, to do any of the following:

•	sell, assign, pledge, transfer, or otherwise dispose of, or permit to be issued, any shares of capital stock of a principal subsidiary bank or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares to be issued upon conversion of such securities or exercise of such rights into that capital stock, we will own, directly or indirectly, at least 80% of the outstanding shares of each class of capital stock of that principal subsidiary bank; or
•	pay any dividend in capital stock of a principal subsidiary bank or make any other distribution in capital stock of a principal subsidiary bank, unless the principal subsidiary bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the Senior Notes.

The term “principal subsidiary bank” means any subsidiary bank or trust company, the consolidated assets of which constitute 50% or more of our consolidated assets. As of the date of this prospectus supplement, our only principal subsidiary bank is the Bank. The Indenture does not restrict the ability of the principal subsidiary bank to sell or dispose of assets.

The foregoing covenant in the Indenture, however, does not prohibit any of the following:

•	any dispositions or dividends made by us or any principal subsidiary bank acting in a fiduciary capacity for any person or entity other than us or any principal subsidiary bank or to us or any of our wholly-owned subsidiaries;
•	the merger or consolidation of a principal subsidiary bank with and into another principal subsidiary bank;
•	the sale, assignment, pledge, transfer or other disposition of shares of voting stock of a principal subsidiary bank made by us or any subsidiary where:

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o	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;
o	the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any principal subsidiary bank, directly or indirectly, of any other corporation, trust or other entity;
o	the sale, assignment, pledge, transfer or other disposition of voting stock or any other securities convertible into or rights to subscribe to voting stock of a principal subsidiary bank, so long as:
▪	any such transaction is made for fair market value as determined by our board of directors or the board of directors of the principal subsidiary bank disposing of such voting stock or other securities or rights; and
▪	after giving effect to such transaction and to any potential dilution, we and our directly or indirectly wholly-owned subsidiaries will own, directly or indirectly, at least 80% of the voting stock of such principal subsidiary bank;
•	any of our principal subsidiary banks selling additional shares of voting stock to its stockholders at any price, so long as immediately after such sale, we own, directly or indirectly, at least as great a percentage of the voting stock of such subsidiary bank as we owned prior to such sale of additional shares; or
•	a pledge made or a lien created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.

Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of certain covenants contained in the Indenture, or with certain other terms, provisions or conditions with respect to the Senior Notes (except any such term, provision or condition which could not be amended without the consent of all holders of the Senior Notes), if before the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in aggregate principal amount of the outstanding Senior Notes either waive compliance in that instance or generally waive compliance with that covenant, provision or condition. Until the waiver has become effective, our obligations in respect of the term, provision, or condition will remain in full force and effect.

Events of Default; Notice and Waiver

Each of the following “Events of Default” set forth in the Indenture will be applicable to the Senior Notes:

•	we fail for 90 days to pay any installment of interest payable on the Senior Notes;
•	we fail to pay the principal of (or premium, if any, on) the Senior Notes when due;
•	we default in the performance of or breach any other covenant or agreement we made in the Indenture with respect to the Senior Notes which default or breach has continued for 90 days after written notice provided to us as provided for in accordance with the Indenture by the Trustee or as provided to us and the Trustee by the holders of at least 30% in aggregate principal amount of the outstanding Senior Notes;
•	we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us that has a principal amount outstanding that is more than $10.0 million (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness has not been discharged, or there has not been deposited in trust enough money to discharge the indebtedness, within 30 days after written notice was provided to us by the Trustee or to us and the Trustee by the holders of at least 30% in aggregate principal amount of the outstanding Senior Notes in accordance with the Indenture; or
•	certain events of bankruptcy, insolvency or reorganization of us or by our principal subsidiary bank occur.

If there is a continuing Event of Default under the Indenture with respect to the Senior Notes, then the Trustee or the holders of not less than 30% of the total aggregate principal amount of the outstanding Senior Notes may declare immediately due and payable the principal amount of the Senior Notes.

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If an Event of Default occurs as a result of our bankruptcy, insolvency or reorganization, the principal amount of the Senior Notes shall become immediately due and payable automatically, and without any declaration or other action on the part of the Trustee or any holder.

However, at any time after a declaration of acceleration with respect to the Senior Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind and annul such declaration and its consequences if:

•	we deposit with the Trustee all required payments of the principal of, and interest on, the Senior Notes (and, to the extent lawful, interest on overdue installments of interest) plus certain fees, expenses, disbursements and advances of the Trustee; and
•	all Events of Default, other than the non-payment of accelerated principal of the Senior Notes, have been cured or waived as provided in the Indenture.

The Indenture also provides that the holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any existing default with respect to the Senior Notes and its consequences, except a default consisting of:

•	our failure to pay the principal of or interest on the Senior Notes; or
•	a default relating to a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holders of each outstanding Senior Note.

The Trustee is generally required to give notice to the holders of the Senior Notes of a default of which a responsible officer of the Trustee has actual knowledge under the Indenture unless the default has been cured or waived.

The Indenture provides that no holder of the Senior Notes may institute a proceeding with respect to the Indenture or for any remedy under the Indenture, unless:

•	such holder has previously given notice to the Trustee of an Event of Default and the Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 30% in aggregate principal amount of the outstanding Senior Notes, as well as an offer of indemnity or security satisfactory to the Trustee; and
•	no direction inconsistent with such written request has been given to the Trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding Senior Notes.

The Trustee is not under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the Senior Notes, unless the holders of the Senior Notes have offered to the Trustee security or indemnity satisfactory to the Trustee. Subject to these provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture or which may involve the Trustee in personal liability.

Within 120 days after the close of each fiscal year, we must deliver to the Trustee an officers’ certificate, signed by two of several specified officers, stating such officers’ knowledge of our compliance with all the conditions and covenants under the Indenture and, in the event of any non-compliance, specifying such non-compliance and the nature and status of the non-compliance.

Modification of the Indenture

Except as otherwise provided below, modification and amendment of the Indenture may be made only with the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes. However, no modification or amendment may, without the consent of each holder affected thereby, do any of the following:

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•	change the stated maturity or due date of the principal of, or interest payable on, the Senior Notes or change any place of payment where, or the coin or currency in which, the Senior Notes or any principal, premium and interest thereon is payable;
•	reduce the principal amount of, or the rate or amount of interest on, the Senior Notes;
•	change the ranking or priority of the Senior Notes that would adversely affect the holders of the Senior Notes;
•	impair the right to institute suit for the enforcement of any payment on, or with respect to, the Senior Notes;
•	reduce the percentage of the holders of the Senior Notes necessary to modify or amend the Indenture, or to waive compliance with certain provisions thereof or certain defaults and consequences thereunder; or
•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants with respect to the Senior Notes, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Senior Notes.

We and the Trustee may modify or amend the Indenture as applicable to the Senior Notes, without the consent of any holder of the Senior Notes, for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture;
•	to evidence the succession of another person to us as obligor under the Indenture;
•	to add to the covenants for the benefit of the holders of the Senior Notes or to surrender any right or power conferred upon us in the Indenture;
•	to add additional events of default for the benefit of the holders of the Senior Notes;
•	to add or change any provisions of the Indenture to facilitate the issuance of Senior Notes, or to permit or facilitate the issuance of Senior Notes in uncertificated form;
•	to add, change or eliminate any provisions of the Indenture, provided that any such addition, change or elimination shall:
o	neither (a) apply to any Senior Note created prior to the execution of the supplemental indenture effectuating such addition, change or elimination and entitled to the benefit of such provision, nor (b) modify the rights of the holder of such Senior Note with respect to such provision; or
o	become effective only when there are no Senior Notes outstanding under the Indenture;
•	to secure the Senior Notes;
•	to qualify or maintain the qualification of the Indenture under the Trust Indenture Act;
•	to evidence and provide for the acceptance or appointment of a successor trustee with respect to the Senior Notes or facilitate the administration of the trusts under the Indenture by more than one trustee;
•	to amend the provisions of the Indenture relating to the transfer and legending of the Senior Notes, so long as compliance with the Indenture as amended would not result in Senior Notes being transferred in violation of the Securities Act of 1933 or any other applicable securities law; or
•	to make any other change to the Indenture that does not adversely affect the interests of the holders of the Senior Notes in any material respect.

Discharge, Defeasance and Covenant Defeasance

Under the Indenture, we may discharge certain obligations to holders of the Senior Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year. We can discharge these obligations by irrevocably depositing with the Trustee funds in United States dollars in an amount sufficient to pay the entire indebtedness on the Senior Notes, including the principal of and interest payable on the Senior Notes to the date of the deposit, if the Senior Notes have become due and payable, or to the maturity date, if the Senior Notes have not yet become due and payable.

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We may also elect either of the following:

•	to be defeased and discharged from any and all obligations with respect to the Senior Notes (“legal defeasance”), except certain obligations, including but not limited to:
o	to register the transfer or exchange of the Senior Notes;
o	to replace temporary or mutilated, destroyed, lost or stolen Senior Note;
o	to maintain an office or agency for the Senior Notes; and
o	to hold moneys for payment in trust;
o	to indemnify the Trustee; or
•	to be defeased and discharged from certain of our obligations described under Section 12.03 of the Base Indenture (“covenant defeasance”).

If we elect a covenant defeasance with respect to the Senior Notes, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an Event of Default with respect to the Senior Notes. However, to make either election, we must irrevocably deposit with the Trustee, in trust, an amount, in United States dollars, in United States government obligations or both, that will provide sufficient funds to pay the principal of and interest on the Senior Notes on the relevant scheduled due dates.

We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•	we have delivered to the Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the Indenture;
•	we have delivered to the Trustee an opinion of counsel to the effect that, after the 120th day following the deposit or, if longer, after the expiration of the longest preference period applicable to us under federal or state law in respect of such deposit, the trust funds deposited with the Trustee to pay the principal of and interest on the Senior Notes on the relevant scheduled due dates will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
•	any such legal defeasance or covenant defeasance, as the case may be, does not result in, or constitute, a breach or violation of the Indenture or any other material agreement which we are a party to or obligated under; and
•	subject to certain limited exceptions, no Event of Default, or event that with notice or lapse of time or both will be an Event of Default, has occurred and is continuing with respect to the Senior Notes.

Same-Day Settlement and Payment

Initial settlement for the Senior Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Trustee

Wilmington Trust, National Association will act as Trustee, Security Registrar, and Paying Agent for the Senior Notes. From time to time, we and our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Upon the occurrence of an Event of Default or a default under the Senior Notes, or upon the occurrence of a default under another indenture under which Wilmington Trust, National Association may serve as trustee in the future, the Trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and, accordingly, may be required to resign as Trustee under the Indenture. In that event, we would be required to appoint a successor trustee for the Senior Notes.

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Except as otherwise provided in the Indenture, the Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act.

Notices

Any notices required to be given to the holders of the Senior Notes held in global form will be given to DTC in accordance with its applicable procedures.

Governing Law; Waiver of Jury Trial

The Senior Notes and the Indenture will be governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof. The Indenture provides that we and the Trustee, and each holder of a Senior Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture or the Senior Notes, or any transaction contemplated thereby.

Book-Entry System

The Senior Notes will be issued as fully registered global notes which will be deposited with the Trustee, as custodian for DTC, in its corporate trust office, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. One or more fully registered certificates will be issued as global notes in the aggregate principal amounts of the applicable series of Senior Notes. Beneficial interests in the global notes must be held in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Owners of beneficial interests in a global note will not be entitled to have the Senior Notes represented by such global note registered in their names and will not receive or be entitled to receive physical delivery of such Senior Notes in definitive form, except as provided below, and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. References in this prospectus supplement to holders of the Senior Notes are to the registered holders and not to any owner of a beneficial interest in the Senior Notes. Senior Notes represented by a global note may be exchanged for notes in definitive, registered form if:

•	DTC notifies us in writing that it is no longer willing or able to act as a depositary for that global note and we do not appoint a successor depositary within 90 days after receiving that notice;
•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or
•	we, at our option, notify the Trustee in writing that we elect to cause the issuance of Senior Notes that are not global notes.

In such circumstances, upon surrender by DTC or a successor depositary of the global notes, Senior Notes in definitive form will be issued to each person that DTC or a successor depositary identifies as the beneficial owner of the related Senior Notes. Upon issuance of Senior Notes in definitive form, the Trustee is required to register these Senior Notes in the name of, and cause the same to be delivered to, this person or these persons (or the nominee thereof). These Senior Notes would be issued in fully registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and subsequently may not be exchanged by a holder for Senior Notes in denominations of less than $1,000.

We will make principal and interest payments on all Senior Notes represented by a global note to the Trustee which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner of the Senior Notes represented by global notes. None of us, the Trustee or any agent of us or the Trustee will be responsible or liable for:

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•	the records relating to, or payments made on account of, beneficial ownership interests in a global note; or
•	the maintenance, supervision or review of any records relating to the beneficial ownership interests in a global note.

We and the Trustee understand that it is DTC’s current practice to credit participants’ accounts on each payment date with payments of principal or interest in amounts proportionate to their respective beneficial interests in the principal amount represented in the global notes as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in a “street name,” and will be the sole responsibility of those participants.

The Clearing System

We have obtained the following information under this heading “The Clearing System” from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Settlement

Investors in the Senior Notes will be required to make their initial payment for the Senior Notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Senior Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax consequences that may be relevant to a holder with respect to the acquisition, ownership and disposition of the Senior Notes. This summary is limited to the U.S. federal income tax consequences with respect to Senior Notes that were purchased by an initial holder at their original issue at the first price at which a substantial portion of the Senior Notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the U.S. federal income tax consequences to subsequent purchasers of the Senior Notes. This summary assumes that the Senior Notes will be treated as debt instruments for U.S. federal income tax purposes. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, thrifts, real estate investment trusts, regulated investments companies, traders in securities that elect mark-to-market treatment, insurance companies, individual retirement accounts or qualified pension plans or investors in pass-through entities, including partnerships and Subchapter S corporations, U.S. expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the U.S. dollar, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Senior Notes being taken into account in an applicable financial statement, or persons who hold Senior Notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction.

This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SENIOR NOTES. PROSPECTIVE PURCHASERS OF THE SENIOR NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SENIOR NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of the following summary, a “U.S. Holder” is a beneficial owner of Senior Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen of the United States or a resident alien of the United States;
•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust.

A “Non-U.S. Holder” is a beneficial owner of Senior Notes that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.

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If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Senior Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships acquiring Senior Notes, and partners in such partnerships, should consult their own tax advisors.

U.S. Federal Income Taxation of U.S. Holders

Payment of Interest. The Senior Notes bear interest at a fixed rate. It is anticipated, and this discussion assumes, that the Senior Notes will not be treated as issued with original issue discount for U.S. federal income tax purposes. Accordingly, stated interest on a Senior Note will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Disposition of the Senior Notes. Upon the redemption, sale, exchange or other taxable disposition of a Senior Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest which has not previously been included in income, which amount will be taxable as ordinary income) and (ii) such U.S. Holder’s adjusted tax basis in the Senior Note. A U.S. Holder’s adjusted tax basis in a Senior Note generally will equal the cost of the Senior Note to such U.S. Holder. Any gain or loss recognized on the disposition of a Senior Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Senior Note is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations.

Backup Withholding and Information Reporting. U.S. Holders of Senior Notes, except for certain exempt recipients, will generally be subject to information reporting and backup withholding (currently at a rate of 24%) on payments of interest, principal and gross proceeds from a disposition of Senior Notes. However, backup withholding generally applies only if the U.S. Holder:

•	fails to furnish or furnishes an incorrect social security or other taxpayer identification number within a reasonable time after a request for such information;
•	fails to report interest properly; or
•	fails, under certain circumstances, to provide a properly completed IRS Form W-9 (or a suitable substitute or successor form or such other form as the IRS may prescribe), signed under penalties of perjury, certifying that the taxpayer identification number provided is its correct number and that the U.S. Holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided such holder timely furnishes the required information to the IRS. Prospective purchasers should consult their own tax advisors as to their qualification for an exemption from backup withholding and the procedure for obtaining an exemption. We cannot refund amounts once withheld.

We will furnish annually to the IRS, and to record holders of the Senior Notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the Senior Notes.

Net Investment Income Tax. A tax of 3.8% (the “Net Investment Income Tax”) is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain trusts and estates. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of certain property, including Senior Notes, less certain related deductions.

Prospective purchasers of the Senior Notes should consult an independent tax advisor regarding the possible implications of the Net Investment Income Tax on their particular circumstances.

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U.S. Federal Income Taxation of Non-U.S. Holders

Payment of Interest. Subject to the summary of backup withholding and FATCA below, payments of stated interest on a Senior Note to any Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax provided we or the person otherwise responsible for withholding U.S. federal income tax from payments on the Senior Notes receives a required certification from the Non-U.S. Holder and the holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;
•	a controlled foreign corporation related, actually or constructively, to us through stock ownership;
•	a bank whose receipt of interest on the Senior Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; or

•	receiving such interest payments as income effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

In order to satisfy the certification requirement, the Non-U.S. Holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E, as appropriate (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form of either), under penalties of perjury that provides the Non-U.S. Holder’s name and address and certifies that the Non-U.S. Holder is not a U.S. person. Alternatively, in the case where a security clearing organization, bank, or other financial institution holds the Senior Notes in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, certification requires that we or the person who otherwise would be required to withhold U.S. federal income tax receive from the financial institution a certification under penalties of perjury that a properly completed Form W-8BEN or Form W-8BEN-E, as appropriate (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form for either), has been received by it from the Non-U.S. Holder, and a copy of such form is furnished to us or the person who otherwise would be required to withhold U.S. federal income tax.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or a lower applicable treaty rate, on payments of interest on the Senior Notes that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

If the payments of interest on a Senior Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification.

In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, the Non-U.S. Holder must provide a properly executed Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe). Under the Regulations, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Disposition of the Senior Notes. Subject to the discussion of backup withholding below, a Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Senior Note (except with respect

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to accrued but unpaid interest, which will be treated as described above under “—U.S. Federal Income Taxation of Non-U.S. Holders—Payment of Interest”) unless:

•	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or
•	such gain or income is effectively connected with a U.S. trade or business (and, if required by an applicable treaty, is attributable to a U.S. permanent establishment or fixed base).

Proceeds from the disposition of a Senior Note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to payments of interest.

Backup Withholding and Information Reporting. U.S. backup withholding tax will not apply to payments of interest on a Senior Note or proceeds from the sale or other disposition of a Senior Note payable to a Non-U.S. Holder if the certification described in “—U.S. Federal Income Taxation of Non-U.S. Holders—Payment of Interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite procedures are followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

FATCA. The Foreign Account Tax Compliance Act and the Regulations promulgated thereunder (“FATCA”) impose a U.S. federal withholding tax at a rate of 30% on interest payments of interest-bearing obligations, including the Senior Notes, paid to certain non-U.S. financial institutions, investment funds, and certain other non-U.S. non-financial entities if certain disclosure requirements related to direct and indirect U.S. shareholders and/or U.S. accountholders are not satisfied. While withholding under FATCA would have applied also to payments of gross proceeds from the taxable disposition (including a retirement or redemption) of a Senior Note, proposed Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Regulations until final Regulations are issued.

Prospective investors are encouraged to consult their tax advisors regarding the implications of FATCA on their investment in the Senior Notes.

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CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Senior Notes by (i) employee benefit plans subject to Part 4 of Subtitle B of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code, (iii) plans subject to federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements. Each of these plans, individual retirement accounts and arrangements are referred to in this summary as a “plan.” This summary is general in nature and does not address every issue pertaining to ERISA that may be applicable to us, the Senior Notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the ERISA-related issues that affect or may affect the investor with respect to this investment. Each fiduciary of a plan should consider the fiduciary standards of ERISA or any applicable similar laws in the context of the plan’s particular circumstances before authorizing an investment in the Senior Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable similar laws and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to such provisions, or ERISA plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. As a general rule, employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar laws that regulate their investments.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Senior Notes were acquired by a plan with respect to which we or any of our affiliates or any underwriter is a party in interest or a disqualified person. For example, if we or any underwriter is party in interest or disqualified person with respect to an investing plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Senior Notes by a plan could result in a sale or exchange prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code and/or an extension of credit prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Senior Notes. Those class exemptions include:

•	PTCE 96-23 for certain transactions determined by in-house asset managers;
•	PTCE 95-60 for certain transactions involving insurance company general accounts;
•	PTCE 91-38 for certain transactions involving bank collective investment funds;
•	PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; and
•	PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provides an exemption for transactions between a plan and a party in interest or disqualified person, provided that the party in interest or disqualified person is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the plan, being a relative of the service provider or having certain other employment or ownership relationships to a service provider to the plan and provided, further that the plan receives no less, nor pays more, than adequate consideration

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in connection with the transaction. No assurance can be made that all of the conditions of any of these or any other exemptions will be satisfied.

Because of the possibility that direct or indirect prohibited transactions or violations of similar laws could occur as a result of the purchase, holding or disposition of the Senior Notes by a plan, the Senior Notes may not be purchased by any plan, or any person investing the assets of any plan, unless its purchase, holding and disposition of the Senior Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any similar laws. Any purchaser or holder of the Senior Notes or any interest in the Senior Notes will be deemed to have represented by its purchase and holding of the Senior Notes that either:

•	it is not a plan and is not purchasing the Senior Notes or interest in the Senior Notes on behalf of or with the assets of any plan; or
•	its purchase, holding and disposition of the Senior Notes or interest in the Senior Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any similar laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Senior Notes on behalf of or with the assets of any plan consult with its counsel regarding the consequences under ERISA, Section 4975 of the Code and any applicable similar laws of the acquisition, ownership and disposition of the Senior Notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the Senior Notes by the plan are entitled to full exemptive relief thereunder. Nothing herein shall be construed as, and the sale of the Senior Notes to a plan is in no respect, a representation by us or the underwriter that any investment in the Senior Notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, plans generally or any particular plan.

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UNDERWRITING

Piper Sandler & Co., referred to as Piper Sandler, is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated August 10, 2020, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of Senior Notes set forth opposite that underwriter’s name:

Underwriter	Principal Amount
Piper Sandler & Co.	$50,000,000
Raymond James & Associates, Inc.	$40,000,000
Performance Trust Capital Partners, LLC	$10,000,000
Total	$100,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Senior Notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the Senior Notes if they purchase any of the Senior Notes.

Piper Sandler, as representative of the underwriters, has advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

Discounts

The following table shows the per Senior Note and total underwriting discounts we will pay the underwriters.

Per Senior Note	1.5%
Total	$1,500,000

The underwriters propose to offer the Senior Notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from August 13, 2020 to the date of delivery of the Senior Notes, and to certain dealers at a concession not to exceed 0.90% of the principal amount of the Senior Notes. After the initial offering of the Senior Notes to the public, the public offering price and other selling terms may be changed by the underwriters.

Certain expenses associated with the offer and the sale of the Senior Notes, exclusive of the underwriting discount, are estimated to be approximately $200,000  and will be paid by us.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

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No Public Trading Market

The Senior Notes consist of a new issue of securities with no established trading market. In addition, we have not applied and do not intend to apply to list the Senior Notes on any securities exchange or to have the Senior Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Senior Notes after the initial offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the Senior Notes.

Price Stabilization, Short Positions

In connection with the offering, Piper Sandler, as representative of the underwriters, may purchase and sell Senior Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of Senior Notes in excess of the principal amount of Senior Notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Senior Notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase Senior Notes originally sold by the syndicate member.

Any of these activities may cause the price of the Senior Notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

Other Relationships

The underwriters, and some of their affiliates, have performed and expect to continue to perform financial advisory and investment banking services for us from time to time in the ordinary course of their respective businesses, and have received, and may continue to receive, compensation for such services.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed on for us by Ledgewood, P.C., Philadelphia, Pennsylvania. Shapiro Bieging Barber Otteson LLP, Denver, Colorado, has acted as counsel to the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements, schedules and management’s assessment of the internal control over financial reporting incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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PROSPECTUS

$250,000,000

The Bancorp, Inc.

Common Stock

Preferred Stock

Warrants

Rights

Units

Debt Securities

Depositary Shares

Purchase Contracts

We may offer, issue and sell, from time to time, together or separately, common stock, preferred stock, warrants, rights, units, debt securities, depositary shares and purchase contracts of The Bancorp, Inc. We will provide the specific terms of the securities we sell in one or more supplements to this prospectus or other offering materials.

This prospectus provides you with a general description of these securities. Each time any securities are offered pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offered.

We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our shares of common stock are listed for trading on the NASDAQ Global Select Market under the symbol “TBBK.” On June 26, 2020, the last reported sale price of our shares of common stock was $8.74 per share. If any other securities offered hereby will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

Investing in our securities involves risk. See the section entitled “Risk Factors” on page 4 in this prospectus and the risk factors that may be included in the applicable prospectus supplement and in our periodic reports and other documents we file with the Securities and Exchange Commission that are incorporated by reference herein for a discussion of factors you should consider before buying our securities.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated July 13, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the three year period (or such longer period permitted under SEC rules) from the effective date of the registration statement, we may sell any combination of securities described in this prospectus in one or more offerings. The terms of these offerings will be determined at the time of sale. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.” We are not making an offer of our securities in any state where the offer or solicitation is not authorized. References in this prospectus to the “Company,” “we,” “us,” and “our” are to The Bancorp, Inc., a Delaware corporation. “Bank” refers to The Bancorp Bank, a wholly-owned subsidiary of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “should” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The risk factors discussed in this prospectus, any prospectus supplement and any other offering materials and those discussed and identified in item 1A of our most recent annual report on Form 10-K and our other public filings with the SEC, which we incorporate by reference in this prospectus, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like the Company, that file electronically with the SEC. The address of that website is http://www.sec.gov. Our internet website address is www.thebancorp.com. We make available free of charge on our website our Annual Reports on

Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and our proxy statements as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The references to the SEC's website and our website are for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on these websites into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.

Certain information about us and our subsidiaries is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
•	Current Report on Form 8-K filed on April 29, 2020, May 14, 2020 and May 15, 2020.
•	The description of our shares of common stock contained in our Registration Statement on Form 8-A filed on November 10, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The Bancorp, Inc.

Attention: Investor Relations Department

409 Silverside Road

Wilmington, DE 19809

(302) 385-5000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

We are a Delaware financial holding company and our primary subsidiary is The Bancorp Bank, which we wholly own and which we refer to as the Bank.  The vast majority of our revenue and income is generated through the Bank.  In our continuing operations, we have four primary lines of specialty lending: securities-backed lines of credit (SBLOC) and insurance policy cash value-backed lines of credit (IBLOC), leasing (direct lease financing), small business loans (SBL) and loans generated for sale into capital markets through commercial loan securitizations and other sales (CMBS).  SBL are comprised primarily of Small Business Administration (SBA) loans. SBLOCs and IBLOCs are loans which are generated through institutional banking affinity groups and are respectively collateralized by marketable securities and the cash value of insurance policies. SBLOCs are typically offered in conjunction with brokerage accounts and are offered nationally.  Vehicle fleet and other equipment leases are generated in a number of Atlantic Coast and other states.  SBL loans and commercial loans generated for sale are made nationally.  At December 31, 2019, SBLOC and IBLOC, leasing (direct lease financing), SBL and loans for sale in secondary markets respectively totaled $1.02 billion, $434.5 million, $572.6 million (including SBL loans held-for-sale) and $960.2 million (excluding SBL loans held-for-sale), respectively, and comprised approximately 34%, 14%, 19% and 32% of our loan portfolio and commercial loans held-for-sale.  Our investment portfolio amounted to $1.41 billion at December 31, 2019, representing a slight increase from the prior year.

The majority of our deposits and non-interest income are generated in our payments business line which consists of consumer deposit accounts accessed by prepaid or debit cards, or issuing, automated clearing house, or ACH accounts and the collection of payments through credit card companies on behalf of merchants.  The issuing deposit accounts are comprised of debit and prepaid card accounts that are generated with the assistance of independent companies that market directly to end users.  Our issuing deposit account types are diverse and include: consumer and business debit, general purpose reloadable prepaid, pre-tax medical spending benefit, payroll, gift, government, corporate incentive, reward, business payment accounts and others.  Our ACH accounts facilitate  bill payments and our acquiring accounts provide clearing and settlement services for payments made to merchants which must be settled through associations such as Visa or MasterCard.  We also provide banking services to organizations with a pre-existing customer base tailored to support or complement the services provided by these organizations to their customers.  These services include loan and deposit accounts for investment advisory companies through our institutional banking department.  We typically provide these services under the name and through the facilities of each organization with whom we develop a relationship.  We refer to this, generally, as affinity banking.

Our principal executive offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000.  Our web address is www.thebancorp.com.   We do not incorporate by reference into this prospectus any material from our website.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement or in this prospectus, together with all the other information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement. In particular, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

DESCRIPTION OF SECURITIES

General

Our board of directors may authorize the issuance of additional securities, including the securities described in this prospectus, for property or other consideration on such terms as it may deem advisable and may classify or reclassify any unissued shares of our capital stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issuance to stockholders, a private or public offering or another financial arrangement.

DESCRIPTION OF CAPITAL STOCK

Common Stock and Preferred Stock

The following description of our shares of common stock and shares of preferred stock sets forth certain general terms and provisions of the shares of common stock and shares of preferred stock to which any prospectus supplement may relate. The terms of our charter and bylaws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

We have the authority to issue 75,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 24, 2020, we had 57,555,308 shares of common stock outstanding and no preferred stock outstanding.

Common Stock

Voting rights. Each share of common stock is entitled to one vote on all matters presented to stockholders, including the election of directors. There is no cumulative voting in the election of directors.

Dividends. We may pay dividends as declared from time to time by the board of directors out of funds legally available for that purpose. See Item 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we refer to as our 2019 10-K and which is incorporated by reference in this prospectus, under the caption “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a description of our dividend policy and Item 1 of our 2019 10-K under the captions “Business—Regulation under Banking Law” for statutory and regulatory restrictions on our ability to pay dividends.

Liquidation. In the event we are dissolved, liquidated or wound up, common stockholders are entitled to receive a pro rata portion of our assets remaining after payment or provision for payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding preferred stock.

No Preemptive Rights; Redemption. Common stockholders are not entitled to preemptive rights and our common shares are not subject to call or redemption.

Transfer Agent. We have appointed American Stock Transfer & Trust Company to act as the transfer agent for our common stock.

Listing. Our common stock is listed on the NASDAQ Global Select Market under the symbol “TBBK.”

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series, as our board of directors shall approve.

Any shares of preferred stock issued under this registration statement will be issued as one or more new series of shares of preferred stock, the rights, preferences, privileges and restrictions of which will be fixed by certificate of designations relating to each series. A prospectus supplement relating to each series will specify the terms of the shares of preferred stock, including:

•	the maximum number of shares in the series and the designation of the series;
•	the terms on which dividends, if any, will be paid;
•	the terms on which the shares may be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of stock;
•	the voting rights, if any, of the shares of the series; and
•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

We currently have no shares of preferred stock outstanding. The description of the terms of a particular series of shares of preferred stock included in any prospectus supplement will not be complete. You should refer to the certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each new series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of shares of preferred stock, which may provide flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of shares of common stock to decline or impair the voting and other rights of the holders of shares of common stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We summarize various provisions of Delaware law, our certificate of incorporation and our bylaws in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Certificate of incorporation and bylaws. Our certificate of incorporation and bylaws currently contain provisions that may be deemed to be “anti-takeover” in nature. These provisions are the current authorization of 75,000,000 shares of common stock, the current authorization of 5,000,000 shares of preferred stock and the elimination of preemptive rights.

The authorization for the issuance of substantial numbers of shares of common stock and preferred stock and the elimination of preemptive rights for common stock provides our board of directors with as much flexibility as possible to issue additional shares, without further stockholder approval, for corporate purposes, including financings, acquisitions, stock dividends, stock splits, employee incentive plans and similar purposes. These additional shares, however, may also be used by the board of directors, if consistent with its fiduciary responsibilities to deter future attempts to gain control over us. Moreover, because a stockholder does not have preemptive rights, he or she does not have a right to subscribe for a proportionate part of any such issuance.

Delaware law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the General Corporation Law, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

•	shares owned by persons who are directors and also officers, and

•	employee stock plans, in certain instances; or

•	on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•	is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder.

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or

•	the corporation, by the action of stockholders holding a majority of outstanding voting stock, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Federal banking law. Federal law pertaining to bank holding companies and banks also may have an anti-takeover effect. See Item 1 of our 2019 10-K under the caption “Business—Regulation Under Banking Law—Federal Regulation—Change in Control.”

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•	the title and aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the title, amount and terms of the securities purchasable upon exercise of the warrants;
•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;
•	the date, if any, on and after which the warrants and the related securities will be separately transferable;
•	the price at which the related securities may be purchased upon exercise of the warrants;
•	the exercise period for the warrants;
•	the minimum or maximum number of warrants which may be exercised at any one time;
•	any applicable anti-dilution, redemption or call provisions;
•	any applicable book-entry provisions;
•	a discussion of certain United States federal income tax considerations, if any; and
•	any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of common stock or other securities. This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus.  Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable.  As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the record date for determining security holders entitled to the rights distribution;
•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;
•	the exercise price of the rights;
•	the steps required to exercise the rights;
•	the date on which the rights will become effective and the date on which the rights will expire;
•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;
•	whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement; and
•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of one or more of the other types of securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;
•	any additional terms of the agreement governing the units;
•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and
•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Capital Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of us that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally in payment with all of our other senior and unsubordinated debt, whether secured or unsecured.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt, additional subordinated debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. The indentures will be substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;
•	any limit on the total principal amount of the debt securities of the same series;
•	the stated maturity;
•	the currency or currencies for principal and interest, if not U.S. dollars;
•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;
•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;
•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;
•	if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;
•	if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;
•	if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the company, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;
•	if the debt security is also an original issue discount debt security, the yield to maturity;
•	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);
•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;
•	the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;
•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the assets, if any, that will be pledged as security for the payment of the debt security;
•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and
•	any other terms of the debt security which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the relevant prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or
•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:
•	a limited-purpose trust company organized under the New York Banking Law,
•	a “banking organization” within the meaning of the New York Banking Law,
•	a member of the Federal Reserve System,
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and
•	a “clearing agency” registered under Section 17A of the Exchange Act;
•	DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;
•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC,” which is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies and DTCC is owned by the users of its regulated subsidiaries; and
•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of the foregoing actions unless all the following conditions, among other things, are met.

•	If the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.
•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•	our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and
•	any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness to any subsidiaries or affiliates; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;
•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or
•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities (or a combination thereof), or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or
•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal, premium or sinking fund payment, if any, on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise and the time for payment has not been extended or deferred;
•	we do not pay interest on any debt security of that series within 90 days after the due date and the time for payment has not been extended or deferred;
•	we fail to comply for 90 days after notice with the other agreements and covenants contained in the indenture, which notice must be sent by the trustee or the holders of at least 30% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or
•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 30% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;
•	the holders of at least 30% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•	the trustee must not have taken action for 90 days after the above steps have been taken; and
•	during those 90 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default. Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security, (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee. We will furnish each trustee every year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval. Except as otherwise specified in the applicable prospectus supplement, we and the trustee may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement:

•	reduce the amount of debt securities whose holders must consent to an amendment;
•	reduce the rate of, or extend the time for payment of, the interest on any debt security;
•	reduce the principal of or change the stated maturity on any debt security;
•	reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;
•	permit redemption of a debt security if not previously permitted;
•	change the currency of any payment on a debt security;
•	impair the right of any holder of a debt security to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;
•	change the amendment provisions which require each holder’s consent or in the waiver provisions; or
•	change the ranking or priority of any debt security that would adversely affect the securityholders.

Changes Not Requiring Approval. We and the trustee may amend the indentures or the debt securities without notice to or consent of any securityholder:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption by a successor corporation of the obligations of the Company under the indenture;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for United States federal income tax purposes);
•	to add to the covenants of the Company for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company;
•	to make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”); or
•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions. We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval. Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or
•	if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the TIA. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in the applicable prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.

The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;
•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, common stock, preferred stock or depositary shares;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement or in other offering materials we may use, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include loans, repayment or refinancing of indebtedness, capital expenditures and working capital. Pending any of these uses, the net proceeds of a sale will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

PLAN OF DISTRIBUTION

We may sell our securities in any number of ways, including:

•	through underwriters or dealers;
•	through agents;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	directly to one or more purchasers;
•	directly to our stockholders, including as a dividend or distribution or in a subscription rights offering; or
•	through a combination of any of these methods of sale.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the price at which such securities are offered, the proceeds to us from such offering, any underwriting discounts and other items constituting underwriters’ compensation, any selling commissions to dealers or agents, any discounts or concessions allowed or reallowed or paid to dealers or agents and any securities exchanges on which such securities may be listed. Dealer and agents participating in offerings of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, in connection with their participation in our offerings.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The applicable prospectus supplement will state any material relationships between the underwriters and us and the nature of the underwriters’ obligation to take and pay for securities.

Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities to be offered by us has been passed upon for us by Ledgewood, a professional corporation.

$100,000,000

 4.750% Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book Running Managers

Co-Manager

August 10, 2020